Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

Debtors : The Great Atlantic & Pacific Tea Company, Inc. et al. (1) Case Number: Jointly Administered 10-24549 (RDD)

Monthly Operating Report for the Period:

May 22, 2011 to June 18, 2011

Debtors’ Address:

2 Paragon Drive

Montvale, NJ 07645

Net Loss: $56.5 million

Debtors’ Attorneys:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Telephone: (212) 446-4800

Facsimile: (212) 446-4900

James H.M. Sprayregen, P.C.

Paul M. Basta

Ray C. Schrock

and

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Telephone: (312) 862-2000

Facsimile: (312) 862-2200

James J. Mazza, Jr.

Report Preparer:

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate and truthful to the best of my knowledge. (2)

Date: August 3, 2011	/s/ Frederic F. Brace
Frederic F. Brace
Chief Administrative Officer,
Chief Restructuring Officer and
Chief Financial Officer

(1)         See Schedule 1 for a listing of Debtor by case number

(2)         All amounts herein are unaudited and subject to revision.  The Debtors reserve all rights to revise this report.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al. (1)

(DEBTORS-IN-POSSESSION)

MONTHLY OPERATING REPORT FOR JUNE 2011

(1)         See Schedule 1 for a listing of Debtor by case number.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al. (1)

(DEBTORS-IN-POSSESSION)

MONTHLY OPERATING REPORT FOR JUNE 2011

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited — in thousands)

Four Weeks Ended
June 18, 2011

Sales	$561,568
Cost of merchandise sold	(407,839)
Gross margin	153,729
Store operating, general and administrative expense	(238,326)
Goodwill, trademark, and long-lived asset impairment	(55,418)
Loss from continuing operations before nonoperating income, interest expense and reorganization items, net	(140,015)
Nonoperating income	83
Interest expense	(14,794)
Reorganization items, net	86,836
Loss from continuing operations before benefit from income taxes	(67,890)
Benefit from income taxes	14,755
Loss from continuing operations	(53,135)
Discontinued operations:
Income from operations of discontinued businesses, net of income tax benefit of $1,142	848
Reorganization items, net of income tax provision of $14,361	(4,246)
Loss from discontinued operations	(3,398)
Net loss	$(56,533)

(1) See Schedule 1 for a listing of Debtor by case number.

See accompanying notes to consolidated financial statements.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al. (1)

(DEBTORS-IN-POSSESSION)

MONTHLY OPERATING REPORT FOR JUNE 2011

CONSOLIDATED BALANCE SHEET

(Unaudited — in thousands)

As of June 18, 2011
ASSETS
Current assets:
Cash and cash equivalents	$312,131
Restricted cash	1,731
Accounts receivable, net of allowance for doubtful accounts of $5,189 at June 18, 2011	161,982
Inventories, net	406,279
Prepaid expenses and other current assets	35,451
Assets held for sale	12,915
Total current assets	930,489

Non-current assets:
Property:
Property owned, net	1,040,903
Property leased under capital leases, net	60,296
Property, net	1,101,199
Goodwill	110,412
Intangible assets, net	120,988
Other assets	142,313
Total assets	$2,405,401

LIABILITIES & STOCKHOLDERS’ DEFICIT
Current liabilities:
Debtor-in-possession credit agreement	$350,000
Accounts payable	112,300
Book overdrafts	20,897
Accrued salaries, wages and benefits	105,111
Accrued taxes	32,309
Other accrued liabilities	75,427
Total current liabilities	696,044

Non-current liabilities:
Other non-current liabilities	75,539
Total liabilities not subject to compromise	771,583
Liabilities subject to compromise	2,789,412
Total liabilities	3,560,995

Series A redeemable preferred stock — no par value, $1,000 redemption value; authorized — 700,000 shares; issued — 179,020 shares	145,293

Stockholders’ deficit:
Common stock — $1 par value; authorized — 260,000,000 shares; issued and outstanding — 53,852,470 shares at June 18, 2011	53,852
Additional paid-in capital	509,631
Accumulated other comprehensive loss	(76,545)
Accumulated deficit	(1,787,825)
Total stockholders’ deficit	(1,300,887)
Total liabilities and stockholders’ deficit	$2,405,401

(1) See Schedule 1 for a listing of Debtor by case number.

See accompanying notes to consolidated financial statements.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al. (1)

(DEBTORS-IN-POSSESSION)

MONTHLY OPERATING REPORT FOR JUNE 2011

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited — in thousands)

Four Weeks Ended
June 18, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(56,533)
Adjustments to reconcile net loss to net cash provided by operating activities (see next page)	64,958
Changes in assets and liabilities:
Decrease in receivables	13,521
Decrease in inventories	4,614
Increase in prepaid expenses and other current assets	(167)
Increase in other assets	(2,907)
Decrease in accounts payable	(15,850)
Increase in accrued salaries, wages and benefits, and taxes	1,002
Increase in other accruals	61,054
Decrease in other non-current liabilities	(67,508)
Payment for reorganization items	(148)
Other operating activities, net	179
Net cash provided by operating activities	2,215

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property	(2,876)
Proceeds from disposal of property	500
Net cash used in investing activities	(2,376)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt	(15)
Principal payments on long-term real estate liabilities	(355)
Principal payments on capital leases	(801)
Payment of financing fees for debtor-in-possession financing	(113)
Decrease in book overdrafts	(1,289)
Net cash used in financing activities	(2,573)

Net decrease in cash and cash equivalents	(2,734)
Cash and cash equivalents at beginning of period	314,865
Cash and cash equivalents at end of period	$312,131

(1) See Schedule 1 for a listing of Debtor by case number.

See accompanying notes to consolidated financial statements.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al. (1)

(DEBTORS-IN-POSSESSION)

MONTHLY OPERATING REPORT FOR JUNE 2011

CONSOLIDATED STATEMENT OF CASH FLOWS - CONTINUED

(Unaudited — in thousands)

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH PROVIDED BY OPERATING ACTIVITIES:

Four Weeks Ended
June 18, 2011

Depreciation and amortization	$14,186
Impairment of long-lived assets	55,418
Nonoperating income	(83)
Non-cash interest expense	2,893
Stock compensation expense	491
Pension withdrawal costs	13,923
Employee benefit related costs	3,672
LIFO adjustment	1,122
Asset disposition initiatives in the normal course of business	64,662
Non-cash occupancy charges for locations closed in the normal course of business	813
Gains on disposal of owned property and write-down of property, net	(347)
Amortization of deferred real estate income	(221)
C&S contract effect	6,986
Provision for deferred income taxes	(1,719)
Reorganization items, net relating to continuing operations	(86,836)
Reorganization items, net relating to discontinued operations	(10,115)
Financing fees	113
Total adjustments to net loss	$64,958

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

MONTHLY OPERATING REPORT FOR JUNE 2011

NOTES TO MONTHLY OPERATING REPORT (UNAUDITED)

1.      Background

General

The Great Atlantic & Pacific Tea Company, Inc. (“we,” “our,” “us” or “our Company”) is engaged in the retail food business.  Our Company operates stores under the following trade names: A&P®, SuperFresh®, Waldbaum’s®, Super Foodmart®, Food Basics®, The Food Emporium®, Best Cellars®, Best Cellars at A&P®, Pathmark® and Pathmark Sav-A-Center®.

Chapter 11 Reorganization Cases

On December 12, 2010, our Company and all of our U.S. subsidiaries (the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Filing”) under chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York in White Plains (the “Bankruptcy Court”), which are being jointly administered under case number 10-24549.   Management’s decision to initiate the Bankruptcy Filing was in response to, among other things, our Company’s deteriorating liquidity and management’s conclusion that the challenges of successfully implementing additional financing initiatives and of obtaining necessary cost concessions from our Company’s business and labor partners, was negatively impacting our Company’s ability to implement our previously announced turnaround strategy.  Our Company’s non-U.S. subsidiaries, which are immaterial on a consolidated basis and have no retail operations, were not part of the Bankruptcy Filing.

We are currently operating as debtors-in-possession pursuant to the Bankruptcy Filing and continuation of our Company as a going-concern is contingent upon, among other things, the Debtors’ ability (i) to comply with the terms and conditions of the DIP Credit Agreement described in Note 5 to this Monthly Operating Report; (ii) to develop a plan of reorganization and obtain confirmation of that plan under the Bankruptcy Code; (iii) to reduce debt and other liabilities through the bankruptcy process; (iv) to return to profitability, including by securing necessary near-term cost concessions from our business and labor partners; (v) to generate sufficient cash flow from operations; and (vi) to obtain financing sources to meet our future obligations.  The uncertainty regarding these matters raises substantial doubt about our ability to continue as a going concern.

2.      Basis of Presentation

Debtors-in-Possession Financial Statements

The unaudited consolidated financial statements and supplemental information contained herein represent the consolidated financial information for the Debtors as of and for the four weeks ended June 18, 2011. Non-Debtor subsidiaries are deemed to be immaterial on a consolidated basis and related income statement and balance sheet activity has been reported separately on Schedule 3 and Schedule 4 under the column “Foreign Non-Debtor”.

Our Company was required to apply the FASB’s provisions of Reorganizations effective on December 12, 2010, which is applicable to companies in chapter 11, which generally does not change the manner in which financial statements are prepared.  However, it does require that the financial statements for periods subsequent to the Bankruptcy Filing distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business.

The unaudited consolidated financial statements have been derived from the books and records of our Company. Certain financial information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), and upon the application of such procedures (such as tests for asset impairment), we believe that the financial information will be subject to changes, and these changes could be material. The financial information furnished in this report includes primarily normal recurring adjustments as well as all of the adjustments that would typically be made so that the quarterly financial statements are in accordance with U.S. GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been omitted. Therefore, this report should be read in conjunction with our Company’s audited consolidated financial statements on Form 10-K as of and for the period ended February 26, 2011 and for the interim period on Form 10-Q as of and for the period ended June 18, 2011, respectively.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

MONTHLY OPERATING REPORT FOR JUNE 2011

NOTES TO MONTHLY OPERATING REPORT (UNAUDITED)

The results of operations contained herein are not necessarily indicative of the results which may be expected for any other period or for the full year and may not necessarily reflect the combined results of operations, financial position and cash flows of our Company in the future.

Intercompany Transactions

Intercompany transactions between Debtor entities, as well as between Debtor and Non-Debtor subsidiaries, include, but are not limited to, intercompany cash sweep arrangements, intercompany financing arrangements, intercompany wages and intercompany inventory procurement.  The intercompany financing agreements include two loans from two of the Non-Debtor foreign subsidiaries to Shopwell, Inc., a Debtor of our Company; a 3.562% loan due on May 27, 2013 with an outstanding balance of principal and interest of approximately $94.0 million from A&P Bermuda Limited and a 2.85% loan due on January 15, 2014 with an outstanding balance of principal and interest of approximately $0.1 million from APTEA Hungry Liquidity Management Limited Liability Company. Both loans were transferred from Shopwell, Inc. to The Great A&P Tea Company during June 2010 prior to the Bankruptcy Filing.

During the four weeks ended June 18, 2011, we identified that an intercompany transaction that occurred prior to the Bankruptcy Filing was incorrectly classified within our Consolidating Balance Sheets. The impact of this incorrect presentation was an understatement of “Intercompany, net” and an overstatement of “Additional paid-in capital” in our Consolidating Balance Sheets for the Foreign Non-Debtor entities of approximately $5.8 million with an offsetting overstatement of “Intercompany, net” and an understatement of “Additional Paid-in capital” in our Consolidating Balance Sheets for the Great A&P Tea Co. The effect of this adjustment had no impact on our Consolidated Balance Sheets.

All payments between the Debtor and Non-Debtor entities have been stayed at this time and we did not record contractual interest expense subsequent to the Bankruptcy filing. The intercompany balances due to / from entities, as shown on individual entities’ balance sheets included in the accompanying Consolidating Balance Sheet, represent the accumulation of activity over time.  These balances between Debtor entities have not been eliminated in the accompanying Consolidating Balance Sheets. Certain intercompany transactions have been eliminated in the accompanying Consolidated Statement of Operations.  Intercompany balances between the Debtor and Non-Debtor entities have been shown net in the consolidated financial statements.

Interest Expense

We recorded all contractual interest on secured debt for the four weeks ended June 18, 2011. We recorded interest accretion expense for capital leases and real estate liabilities, self-insurance reserves, GHI and corporate owned life insurance (“COLI”) obligations. Although we have recorded interest accretion expense, we have not made a final determination as to the value of any underlying assets or the rejection/assumption of any of the obligations.  Once a determination is made, the accretion of the interest expense may change. We did not record contractual interest expense of $3.4 million for unsecured debt which is subject to compromise for the four weeks ended June 18, 2011.  Debt discounts and deferred financing fees for all debt which is subject to compromise were reclassified into the carrying value of the respective indebtedness upon the Bankruptcy Filing and the balances were then adjusted to the face value of the debt.  As a result of this reclassification, we ceased amortization of deferred financing fees and discounts effective as of the Bankruptcy Filing date. Such amounts may need to be adjusted in future periods.

Taxes and Insurance

We received approval to pay pre-petition employee withholding obligations in addition to employment and wage related taxes, sales and use taxes, and certain other taxes due in the normal course of business through certain court orders. As such, we have paid the applicable taxes when due except for amounts that are in dispute.

All post-petition tax obligations to the proper taxing authorities are current.  Deferred tax liabilities of $27.1 million are included within “Other accrued liabilities” in the Consolidated Balance Sheet.  Pre-petition amounts owed for our pro-rata portion of certain taxes for which we reimburse third parties have not been paid.

Additionally, all insurance premiums are current and all insurance policies are in force as of June 18, 2011.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

MONTHLY OPERATING REPORT FOR JUNE 2011

NOTES TO MONTHLY OPERATING REPORT (UNAUDITED)

Other non-current liabilities

Other non-current liabilities are comprised of $61.9 million for Non-Debtor obligations for COLI, $12.9 million for self-insurance reserves, $0.6 million for deferred income and $0.1 million for other items that were incurred subsequent to the Bankruptcy Filing.  These amounts are not subject to compromise under the Bankruptcy Filing.

3.      Proceeds from Disposal of Property

In February 2011, our Company obtained authority from the Bankruptcy Court to close 32 stores in six states as we continue to fully implement our comprehensive financial and operational restructuring.  In connection with these store closures, our Company sold certain fixed assets within these stores for cash proceeds of approximately $0.5 million, which were received during our fourth period ended June 18, 2011.

4.      Assets Held for Sale

In April and May 2011, our Company obtained approval from the Bankruptcy Court to sell, or alternatively, to close an additional 25 stores located in Maryland, Delaware and District of Columbia.  In connection with these 25 stores, our Company held an auction whereby we agreed to sell our interests in 12 of our existing stores based in Maryland and the District of Columbia for approximately $37.8 million. These store closures were completed by July 9, 2011.

5.      DIP Credit Agreement

In connection with the Bankruptcy Filing, on December 13, 2010, the Bankruptcy Court entered its interim financing order, among other things, permitting us to enter into a Superpriority Debtor-in-Possession Credit Agreement (as amended and restated in its entirety by that certain Amended and Restated Superpriority Debtor-in-Possession Credit Agreement dated as of December 21, 2010, further amended and restated in its entirety by that certain Second Amended and Restated Superpriority Debtor-in-Possession Credit Agreement dated as of January 10, 2011, further amended and restated in its entirety by that certain Third Amended and Restated Superpriority Debtor-in-Possession Credit Agreement dated as of January 13, 2011, further amended (subsequent to the reporting period) by that certain First Amendment to the Third Amended and Restated Superpriority Debtor-in-Possession Credit Agreement dated as of July 8, 2011 (the “First Amendment to the DIP Credit Agreement”), as may be therefore further amended, amended and restated, supplemented or otherwise modified from time to time (the “DIP Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent (in such capacity, the “Agent”), the lenders from time to time party thereto (collectively, the “DIP Lenders”) and our Company and certain subsidiaries as borrowers thereunder.  On December 14, 2010, we satisfied all of the conditions to the effectiveness of the DIP Credit Agreement and to the initial closing thereunder and consummated the transactions contemplated thereunder including the refinancing in full of our Company’s and its applicable subsidiaries’ obligations under the pre-existing first lien credit facility. The Bankruptcy Court entered a final order approving the DIP Credit Agreement on January 11, 2011.  Pursuant to the terms of the DIP Credit Agreement:

•                  the DIP Lenders agreed to lend up to $800.0 million in the form of a $350.0 million term loan and a $450.0 million revolving credit facility with a $250.0 million sublimit for letters of credit, in each case subject to the terms and conditions therein;

•                  our Company’s and the Subsidiary Borrower’s obligations under the DIP Credit Agreement and the other specified loan documents are guaranteed by our Company’s certain other subsidiaries that are Debtors (“Subsidiary Guarantors” and, together with our Company and the Subsidiary Borrowers, the “Loan Parties”); and

•                  the Loan Parties’ obligations under the DIP Credit Agreement and such other specified loan documents are secured by a security interest in, and lien upon, substantially all of the Loan Parties’ existing and after-acquired personal and real property, having the priority and subject to the terms therein and in the order(s) entered into by the Bankruptcy Court, as applicable.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

MONTHLY OPERATING REPORT FOR JUNE 2011

NOTES TO MONTHLY OPERATING REPORT (UNAUDITED)

Our Company will have the option to have interest on the revolving loans under the revolving credit facility provided under the DIP Credit Agreement accrue at an alternate base rate plus 200 basis points or at adjusted LIBOR plus 300 basis points. Our Company will have the option to have interest on the term loan provided under the DIP Credit Agreement accrue at an alternate base rate plus 600 basis points or at adjusted LIBOR (with a floor of 175 basis points) plus 700 basis points. The DIP Credit Agreement limits, among other things, our Company’s and the other Loan Parties’ ability to (i) incur indebtedness, (ii) incur or create liens, (iii) dispose of assets, (iv) prepay certain indebtedness and make other restricted payments, (v) enter into sale and leaseback transactions and (vi) modify the terms of certain indebtedness and certain material contracts. Notably, however, the DIP Credit Agreement permits our Company to use the proceeds generated from the sale of the Southern Stores in the operation of our business rather than requiring us to use those proceeds to reduce the Loan Parties’ outstanding indebtedness under the DIP Credit Agreement.

The DIP Credit Agreement also contains certain financial covenants, including a minimum excess availability covenant of $100.0 million (or $75.0 million at any time after August 13, 2011 but on or before November 5, 2011, or $50.0 million at any time after November 5, 2011), minimum liquidity covenant of $100.0 million and minimum cumulative EBITDA covenant as defined in the DIP Credit Agreement.  Minimum cumulative EBITDA measured beginning on April 24, 2011 is as follows (in millions):

Date	Minimum Cumulative EBITDA
August 13, 2011	$—
September 10, 2011	10.0
October 8, 2011	20.0
November 5, 2011	35.0
December 3, 2011	50.0
December 31, 2011	65.0
January 28, 2012	90.0
February 25, 2012	100.0
March 24, 2012	110.0
April 21, 2012	125.0
May 19, 2012	150.0
June 16, 2012	175.0

Meeting our EBITDA covenant requires increasing levels of performance throughout the year, including the successful implementation of our business improvement initiatives. As of the balance sheet date, we have entered into a definitive agreement with C&S to provide services and we are in the process of negotiating with union locals to obtain consensual modifications to collective bargaining agreements necessary for our successful reorganization. We may not achieve our minimum cumulative EBITDA covenant. A financial covenant violation could result in termination of the DIP Credit Agreement and/or termination of our access to funding thereunder. If either (or both) of those were to occur, our Company could be without sufficient cash availability to meet our operating needs or satisfy our obligations as they fall due, in which instance we could be required to seek a sale of our Company or certain of its material assets pursuant to Section 363 of the Bankruptcy Code, or to convert the Bankruptcy Filing into a liquidation under Chapter 7 of the Bankruptcy Code.

The DIP Credit Agreement matures upon the earliest to occur of (a) June 14, 2012, (b) the acceleration of the loans and the termination of the commitment thereunder, and (c) the substantial consummation (as defined in Section 1101(2) of the Bankruptcy Code, which for purposes hereof shall be no later than the effective date thereof) of a plan of reorganization that is confirmed pursuant to an order entered by the Bankruptcy Court.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

MONTHLY OPERATING REPORT FOR JUNE 2011

NOTES TO MONTHLY OPERATING REPORT (UNAUDITED)

6.      Reorganization Items, net

Reorganization items represent amounts incurred as a direct result of the Bankruptcy Filing and was comprised of the following:

Four Weeks Ended
June 18, 2011
(in thousands)

Professional fees	$(4,156)
US Trustee fees	(88)
Write-off of balance sheet items related to rejected contracts, net - continuing operations	26,292
C&S contract effect	34,139
Reduction of closed locations reserve - continuing operations	30,649
Reorganizations items, net – continuing operations	86,836
Write-off of real estate liabilities - discontinued operations	1,720
Reduction of closed locations reserve - discontinued operations	8,395
Provision for income taxes for reorganization items, net – discontinued operations	(14,361)
Total reorganization items, net	$82,590

Professional fees of approximately $4.2 million were accrued and $0.1 million were paid for the four weeks ended June 18, 2011 U.S. Trustee fees of approximately $0.1 million were accrued for the four weeks ended June 18, 2011.

On June 2, 2011, our Company rejected its contract with C&S and entered into a new definitive agreement effective May 29, 2011.  As a result of our renegotiated contract, we eliminated $34.1 million of previously recorded unfavorable contract liability.

During the 16 weeks ended June 18, 2011, we rejected 44 of our leases through the bankruptcy process and reduced the closed locations reserves balance associated with these leases by $39.0 million, $30.6 million of which was attributed to continuing operations and $8.4 million was attributed to discontinued operations, net to the allowable claim for damages of $37.9 million.  Our total closed locations reserves balance of $180.1 million relates to damage claims of $168.8 million and $11.3 million pertains to locations for which the leases have not been rejected as of June 18, 2011.  In connection with the rejection of the 44 leases, we also wrote off the related obligations under capital leases of $7.3 million, unfavorable lease liabilities of $3.2 million, real estate liabilities of $8.9 million, deferred real estate income of $9.4 million, with an offsetting write-off of other assets of $0.8 million, totaling $28.0 million, net.  Of this amount, $26.3 million relates to continuing operations and $1.7 million relates to discontinued operations.

7.      Liabilities Subject to Compromise

As a result of the Bankruptcy Filing, the payment of pre-petition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-Bankruptcy Filing liabilities are stayed. Although payment of pre-petition claims generally is not permitted, the Bankruptcy Court granted the Debtor authority to pay certain pre-petition claims in designated categories and subject to certain terms and conditions. This relief generally was designed to preserve the value of our Company’s businesses and assets. Among other things, the Bankruptcy Court authorized us to pay certain pre-petition claims relating to employee wages and benefits, customers, vendors, and suppliers.

We have been paying and intend to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, we may reject pre-petition executory contracts and unexpired leases with respect to our operations, with the approval of the Bankruptcy Court. Any damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as “Liabilities subject to compromise” in our Consolidated Balance Sheet. We previously notified all known claimants subject to the bar date of their need to file a proof of claim with the Bankruptcy Court. A bar date is the date by which claims against our Company must be filed if

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

MONTHLY OPERATING REPORT FOR JUNE 2011

NOTES TO MONTHLY OPERATING REPORT (UNAUDITED)

the claimants disagree with the amounts included in our schedule of assets and liabilities filed with the Bankruptcy Court and wish to receive any distribution in the Bankruptcy Filing. The bar date of June 17, 2011 set by the Bankruptcy Court has passed. Thus far, claimants filed over nine thousand claims against our Company, asserting approximately $27.8 billion worth of liabilities.  Our Company and our retained professionals are continuing to review and analyze the proofs of claim submitted by claimants and will investigate any material differences between these claims and liability amounts estimated by our Company. If necessary, in the event of a claims dispute, the Bankruptcy Court will make a final determination whether such claims should be allowed and, if so, the appropriate amount of such allowed claims. The ultimate amount of such liabilities is not determinable at this time.

Pre-petition liabilities that are subject to compromise are required to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts.  The amounts currently classified as “Liabilities subject to compromise” may be subject to future adjustments depending on Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events.  We expect that certain amounts currently classified as “Liabilities subject to compromise” may in fact be paid in the ordinary course as they come due.  Any resulting changes in classification will be reflected in subsequent monthly operating reports.

Liabilities subject to compromise consist of the following:

As of June 18, 2011
(in thousands)
Accounts payable	$204,044
Accrued salaries, wages, and benefits	10,941
Self-insurance reserves	396,260
Closed locations reserves	11,354
Damages claim for rejected leases	168,796
Pension withdrawal liabilities	112,613
GHI contractual liability for employee benefits	96,701
Accrued occupancy related costs for open stores	22,200
Deferred income	34,043
Deferred real estate income	34,995
Accrued audit, legal and other	6,886
Accrued interest	43,021
Other postretirement and postemployment benefits	41,831
Other accruals	9,310
Pension plan benefits	127,659
Deferred rent liabilities	51,524
Unfavorable lease liabilities	825
Other noncurrent liabilities	10,678
5.125% Convertible Senior Notes, due June 15, 2011	165,000
Related Party Promissory Note, due August 18, 2011	10,000
9.125% Senior Notes, due December 15, 2011	12,840
6.750% Convertible Senior Notes, due December 15, 2012	255,000
11.375% Senior Secured Notes, due August 1, 2015	260,000
9.375% Notes, due August 1, 2039	200,000
Other debt	2,525
Obligations under capital leases	110,337
Real estate liabilities	390,029
Total liabilities subject to compromise	$2,789,412

Liabilities subject to compromise include liabilities related to pre-petition purchases and interest payments, some of which were scheduled for payment in the June 2011 period.  As a result, the June 2011 cash flows from operations were favorably affected by the stay of payment related to the liabilities.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

MONTHLY OPERATING REPORT FOR JUNE 2011

NOTES TO MONTHLY OPERATING REPORT (UNAUDITED)

Rejected Leases

During the 4 weeks ended June 18, 2011, we rejected 44 of our leases through the bankruptcy process. We reduced the closed locations reserves balance associated with these leases by $39.0 million, net to the allowance claim for damages of $168.8 million. The remaining closed locations reserve balance of $11.3 million pertains to locations for which the leases have not been rejected.  In connection with the 44 rejected leases, the related deferred real estate income, unfavorable lease liabilities, obligations under capital leases and real estate liabilities were written off, all which were recorded to “Reorganization items, net” in our Consolidated Statement of Operations. Refer to Note 6 – Reorganization Items, Net, for further discussion of our rejected leases.

Non-Debtor Financing Agreements

Intercompany financing agreements with foreign non-Debtor subsidiaries of $94.1 million are not reflected in the above liabilities subject to compromise table as these amounts were eliminated on a consolidated basis.

8.      Post-petition Accounts Payable and Accrued Expenses

To the best of our knowledge, all undisputed post-petition accounts payable and accrued expenses have been paid, or are being paid under agreed-upon payment terms.

9.      Subsequent Events

On July 8, 2011, our Company and certain of its U.S. subsidiaries, each as a borrower, entered into the First Amendment to the DIP Credit Agreement with the Agent and the DIP Lenders.  Pursuant to the terms of the First Amendment to the DIP Credit Agreement, among other things, any of the dispositions by our Company and its subsidiaries of our Southern Stores as specified therein will not constitute a prepayment event, and the proceeds of such dispositions will not be required to be applied to prepayment of the loans under the DIP Credit Agreement.  The First Amendment to the DIP Credit Agreement also contains some other clarifying changes.

The above summary of material terms of the First Amendment to the DIP Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety, by reference to the complete text of the First Amendment to the DIP Credit Agreement.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

MONTHLY OPERATING REPORT FOR JUNE 2011

SCHEDULE 1: SCHEDULE OF DISBURSEMENTS

Case Number:	Debtor Name:	Disbursements for the four weeks ended June 18, 2011:
087-10-24548	APW SUPERMARKETS, INC.	$31,292,569.25
087-10-24549	THE GREAT ATLANTIC & PACIFIC	114,708,153.23
087-10-24550	2008 BROADWAY, INC.	990.00
087-10-24551	AAL REALTY CORPORATION	—
087-10-24552	ADBRETT CORPORATION	—
087-10-24553	AMSTERDAM TRUCKING CORPORATION	—
087-10-24554	APW SUPERMARKET CORPORATION	—
087-10-24555	BERGEN STREET PATHMARK, INC.	—
087-10-24556	BEST CELLARS DC, INC.	—
087-10-24557	BEST CELLARS, INC.	150,781.48
087-10-24558	BEST CELLARS LICENSING, CORP.	—
087-10-24559	BEST CELLARS MASSACHUSETTS, INC.	79.92
087-10-24560	BEST CELLARS VA, INC.	25,695.68
087-10-24561	BEV, LTD	192,970.34
087-10-24562	BORMAN’S INC.	30,621.46
087-10-24563	BRIDGE STUART, INC.	—
087-10-24564	CLAY-PARK REALTY, CORP.	—
087-10-24565	COMPASS FOODS, INC.	—
087-10-24566	EAST BRUNSWICK STUART, LLC	—
087-10-24567	FARMER JACKS OF OHIO, INC.	—
087-10-24568	FOOD BASICS, INC.	6,600,177.01
087-10-24569	GRAMATAN FOODTOWN CORP.	—
087-10-24570	GRAPE FINDS AT DUPONT, INC.	—
087-10-24571	GRAPE FINDS LICENSING, CORP.	—
087-10-24572	GREENLAWN LAND DVLPMNT, CORP.	—
087-10-24573	HOPELAWN PROPERTY I, INC.	2,994.49
087-10-24574	KOHL’S FOOD STORES, INC.	—
087-10-24575	KWIK SAVE, INC.	—
087-10-24576	LANCASTER PIKE STUART, LLC	—
087-10-24577	LBRO REALTY, INC.	—
087-10-24578	MAC DADE BOULEVARD STUART, LLC	—
087-10-24579	MCLEAN AVENUE PLAZA, CORP.	—
087-10-24580	MILIK SERVICE COMPANY, LLC	—
087-10-24581	MONTVALE HOLDINGS, INC.	940.00
087-10-24582	N. JERSEY PROPERTIES, INC. VI	—
087-10-24583	ONPOINT, INC.	940.00
087-10-24584	PATHMARK STORE, INC.	96,778,481.70
087-10-24585	PLAINBRIDGE, LLC	314,101,578.74
087-10-24586	SEG STORES, INC.	12,822.86
087-10-24587	SHOPWELL, INC.	11,230,873.19
087-10-24588	SHOPWELL, INC.	—
087-10-24589	SPRING LANE PRODUCE CORP.	—
087-10-24590	SUPER FRESH FOOD MARKETS, INC.	16,558,957.88
087-10-24591	SUPER FRESH/SAV A CENTER, INC.	16,770.82
087-10-24592	SUPER MARKET SERVICES, CORP.	—
087-10-24593	SUPER PLUS FOOD WAREHOUSE, INC.	1,750.00
087-10-24594	SUPERMARKETS OIL COMPANY, INC.	—
087-10-24595	THE FOOD EMPORIUM, INC.	—
087-10-24596	THE OLD WINE EMPORIUM	178,974.86
087-10-24597	THE S. DAKOTA GREAT ATLANTIC	—
087-10-24598	TRADEWELL FOODS OF CONN., INC.	530,784.04
087-10-24599	UPPER DARBY STUART, LLC	—
087-10-24600	WALDBAUM, INC.	1,778,308.86
087-10-24601	LO-LO DISCOUNT STORES, INC.	149,179.12
	GRAND TOTALS:	$594,345,394.93

Certain Debtor entities make disbursements on behalf of the other Debtor entities.  Every effort has been made to accurately represent the disbursements made on behalf of each affiliated debtor.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al. (1)

MONTHLY OPERATING REPORT FOR JUNE 2011

SCHEDULE 2: DEBTOR QUESTIONNAIRE

	Must be completed each month. If the answer to any of the questions is “Yes”, provide a detailed explanation of each item. Attach additional sheets if necessary.	Yes	No
1.	Have any assets been sold or transferred outside the normal course of business this reporting period?		✓
2.	Have any funds been disbursed from any account other than a debtor-in-possession account this reporting period?	✓(a)
3.	Is the Debtor delinquent in the timely filing of any post-petition tax returns?		✓
4.	Are worker compensation, general liability or other necessary insurance coverage expired or cancelled, or has the Debtor received notice of expiration or cancellation of such policies?		✓
5.	Is the Debtor delinquent in paying any insurance premium payment?		✓
6.	Have any payments been made on pre-petition liabilities this reporting period?	✓(b)
7.	Are any post-petition receivables (accounts, notes, or loans) due from related parties?		✓
8.	Are any post-petition payroll taxes past due?		✓
9.	Are any post-petition State or Federal income taxes past due?		✓
10.	Are any post-petition real estate taxes past due?		✓
11.	Are any other post-petition taxes past due?		✓
12.	Have any pre-petition taxes been paid during this reporting period?		✓
13.	Are any amounts owed to post-petition creditors delinquent?		✓
14.	Are any wage payments past due?	✓(c)
15.	Have any post-petition loans been received by the Debtor from any party?		✓
16.	Is the Debtor delinquent in paying any U.S. Trustee fees?		✓
17.	Is the Debtor delinquent with any court ordered payments to attorneys or other professionals?		✓
18.	Have the owners or shareholder received any compensation outside of the normal course of business?		✓

Explanations to “Yes” answers:

(a)         Funds have been disbursed from Rule 501(c)3 non-profit organizations, affiliates of our Company, in the normal course of operations.

(b)        Payments made on certain pre-petition liabilities were made pursuant to various court orders.

(c)          Certain severance payments have not been made and have been classified as part of “liabilities subject to compromise”; however, wage payments for existing employees are current.

(1) See Schedule 1 for a listing of Debtor by case number.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

(DEBTORS-IN-POSSESSION)

MONTHLY OPERATING REPORT FOR JUNE 2011

SCHEDULE 3: CONSOLIDATING STATEMENTS OF OPERATIONS

FOR THE FOUR WEEKS ENDED JUNE 18, 2011

(Unaudited - in thousands)

	APW Supermarket	Bev LTD	Borman’s Inc	Farmer Jacks	Hopelawn	Kohl’s Food	Shopwell	Super Fresh/Sav	Super Fresh	The Great A&P
				of Ohio	Property I Inc	Stores		-A-Center	Food Markets	Tea Co

	10-24548	10-24561	10-24562	10-24567	10-24573	10-24574	10-24587	10-24591	10-24590	10-245549
Sales	$90,116	$231	$-	$-	$-	$-	$20,038	$-	$40,722	$170,897

Cost of merchandise sold	(64,345)	(183)	-	-	-	-	(11,313)	-	(28,568)	(123,214)
Gross margin	25,771	48	-	-	-	-	8,725	-	12,154	47,683

Store operating, general and administrative expense	(45,515)	(74)	(364)	(13)	(1)	(62)	(8,622)	(61)	(33,507)	445
Goodwill, trademark and long-lived asset impairment	-	-	-	-	-	-	-	-	-	(2,997)
(Loss) income from continuing operations before nonoperating income, interest expense and reorganization items, net	(19,744)	(26)	(364)	(13)	(1)	(62)	103	(61)	(21,353)	45,131
Nonoperating income	-	-	-	-	-	-	-	-	-	83
Interest expense	(297)	-	-	-	-	-	-	-	(133)	(11,827)
Reorganization items, net	7,027	-	-	-	-	-	174	-	13,310	42,238
(Loss) income from continuing operations before benefit from (provision for) income taxes	(13,014)	(26)	(364)	(13)	(1)	(62)	277	(61)	(8,176)	75,625
Benefit from (provision for) income taxes	-	-	-	-	-	-	-	-	-	14,903
(Loss) income from continuing operations	(13,014)	(26)	(364)	(13)	(1)	(62)	277	(61)	(8,176)	90,528
(Loss) income from operations of discontinued businesses, net of income tax benefit	-	-	(13,515)	-	-	-	-	2	-	14,361
Reoganization items, net of income tax provision	-	-	6,754	-	-	1,641	-	1,634	-	(14,275)
(Loss) income from discontinued operations	-	-	(6,761)	-	-	1,641	-	1,636	-	86
Net (loss) income	$(13,014)	$(26)	$(7,125)	$(13)	$(1)	$1,579	$277	$1,575	$(8,176)	$90,614

Case No. 10-245949 (RDD) Jointly Administered

The Old Wine	Tradewell Foods	Waldbaums Inc	US Food Basics	Pathmark Inc	Plainbridge	E Brusnswick	Best Cellars	SEG	Best Cellars
Emporium									Mass Inc

10-24596	10-24598	10-24600	10-24568	10-24584	10-24585	10-24566	10-24557	10-24586	10-24559
$245	$1,399	$2,752	$18,143	$216,801	$-	$-	$160	$-	$-

(187)	(953)	(1,908)	(15,251)	(161,783)	-	-	(94)	-	-
58	446	844	2,892	55,018	-	-	66	-	-

(59)	(535)	(1,623)	(7,257)	(140,522)	(447)	46	(86)	9	(17)
-	-	-	-	(52,421)	-	-	-	-	-
(1)	(89)	(779)	(4,365)	(137,925)	(447)	46	(20)	9	(17)

-	-	-	-	-	-	-	-	-	-
-	-	(506)	(136)	(1,895)	-	-	-	-	-
-	-	-	1,885	22,202	-	-	-	-	-
(1)	(89)	(1,285)	(2,616)	(117,618)	(447)	46	(20)	9	(17)
-	-	-	-	-	-	-	-	-	-
(1)	(89)	(1,285)	(2,616)	(117,618)	(447)	46	(20)	9	(17)
-	-	-	-	-	-	-	-	-	-
-	-	-	-	-	-	-	-	-	-
-	-	-	-	-	-	-	-	-	-
$(1)	$(89)	$(1,285)	$(2,616)	$(117,618)	$(447)	$46	$(20)	$9	$(17)

Case No. 10-245949 (RDD) Jointly Administered

Best Cellars of	Grape Finds at	Foreign	Total
Virgina Inc	Dupont, Inc	Non-Debtor

10-24560	10-24570

$64	$-	$-	$561,568

(40)	-	-	(407,839)
24	-	-	153,729

(36)	1	(26)	(238,326)
-	-	-	(55,418)
(12)	1	(26)	(140,015)
-	-	-	83
-	-	-	(14,794)
-	-	-	86,836
(12)	1	(26)	(67,890)
-	-	(148)	14,755
(12)	1	(174)	(53,135)
-	-	-	848
-	-	-	(4,246)
-	-	-	(3,398)
$(12)	$1	$(174)	$(56,533)

Case No. 10-245949 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

(DEBTORS-IN-POSSESSION)

MONTHLY OPERATING REPORT FOR JUNE 2011

SCHEDULE 4: CONSOLIDATING BALANCE SHEETS

AS OF JUNE 18, 2011

(Unaudited - in thousands)

	APW Supermarket	Bev LTD	Borman’s Inc	Farmer Jacks	Hopelawn	Kohl’s Food	Shopwell	Super Fresh/Sav	Super Fresh	The Great A&P	The Old Wine	Tradewell Foods
				of Ohio	Property I Inc	Stores		-A-Center	Food Markets	Tea Co	Emporium

	10-24548	10-24561	10-24562	10-24567	10-24573	10-24574	10-24587	10-24591	10-24590	10-245549	10-24596	10-24598
ASSETS
Current assets:
Cash and cash equivalents	$5,125	$13	$-	$-	$-	$-	$657	$-	$2,392	$279,703	$24	$29
Restricted cash	201	-	-	-	-	-	-	-	-	1,406	-	-
Accounts receivable, net	8,868	1	-	-	-	-	1,467	-	6,815	107,409	2	42
Inventories, net	59,377	581	-	-	-	-	8,369	-	29,135	150,710	492	739
Prepaid expenses and other current assets	2,609	5	-	-	-	-	2,158	-	1,093	21,753	4	41
Assets held for sale	482	-	-	-	-	-	-	-	-	12,433	-	-
Total current assets	76,662	600	-	-	-	-	12,651	-	39,435	573,414	522	851
Non-current assets:
Property
Property owned, net	113,362	387	481	-	-	-	30,048	-	53,877	214,430	32	773
Property leased under capital leases, net	-	-	-	-	-	-	15	-	-	4,942	-	-
Property, net	113,362	387	481	-	-	-	30,063	-	53,877	219,372	32	773
Goodwill	31,487	-	-	-	-	-	12,110	-	-	33,042	-	-
Intangible assets, net	-	-	-	-	-	-	-	-	-	-	-	-
Other assets	3,457	-	-	-	-	-	487	-	683	131,338	-	17

Total assets	$224,968	$987	$481	$-	$-	$-	$55,311	$-	$93,995	$957,166	$554	$1,641

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Debtor-in-possession credit agreement	$-	$-	$-	$-	$-	$-	$-	$-	$-	$350,000	$-	$-
Accounts payable	13,070	66	(1)	-	-	-	4,342	-	5,347	39,538	93	222
Book overdrafts	-	-	-	-	-	-	-	-	-	20,897	-	-
Accrued salaries, wages and benefits	12,195	-	-	-	-	-	3,201	-	6,737	47,981	8	150
Accrued taxes	2,732	1	-	-	-	-	1,041	-	706	21,976	24	33
Other accrued liabilities	4,276	12	-	-	-	-	690	-	2,170	154,586	2	63
Total current liabilities	32,273	79	(1)	-	-	-	9,274	-	14,960	634,978	127	468
Non-current liabilities:
Other non-current liabilities	-	-	-	-	-	-	-	-	-	73,284	-	-
Intercompany, net	(388,762)	2,197	145,673	37,144	20,318	(281,283)	(261,107)	(30,324)	219,367	(258,024)	1,020	(8,706)

Total liabilities not subject to compromise	(356,489)	2,276	145,672	37,144	20,318	(281,283)	(251,833)	(30,324)	234,327	450,238	1,147	(8,238)

Liabilities subject to compromise	161,986	40	60,509	9,554	1,400	4,370	34,392	8,657	61,585	2,040,125	11	2,144
Total liabilities	(194,503)	2,316	206,181	46,698	21,718	(276,913)	(217,441)	(21,667)	295,912	2,490,363	1,158	(6,094)

Preferred stock	-	-	-	-	-	-	-	-	-	145,293	-	-

Stockholders’ equity (deficit):
Common stock	-	-	-	-	-	-	-	-	-	53,852	-	-
Additional paid-in capital	291,299	-	78,031	-	-	31,200	70,209	-	13,419	(340,765)	-	-
Accumulated other comprehensive loss	-	-	-	-	-	-	-	-	-	(76,545)	-	-
Retained earnings (accumulated deficit)	128,172	(1,329)	(283,731)	(46,698)	(21,718)	245,713	202,543	21,667	(215,336)	(1,300,334)	(604)	7,735
Accumulated translation adjustment	-	-	-	-	-	-	-	-	-	(14,698)	-	-
Total stockholders’ equity (deficit)	419,471	(1,329)	(205,700)	(46,698)	(21,718)	276,913	272,752	21,667	(201,917)	(1,678,490)	(604)	7,735
Total liabilities and stockholders’ equity (deficit)	$224,968	$987	$481	$-	$-	$-	$55,311	$-	$93,995	$957,166	$554	$1,641

Case No. 10-24549 (RDD) Jointly Administered

Waldbaums Inc	US Food Basics	Pathmark Inc	Plainbridge	Delaware County	E Brusnswick	Best Cellars	SEG	Best Cellars	Best Cellars of	Grape Finds at	SMS
				Dairies				Mass Inc	Virgina Inc	Dupont, Inc

10-24600	10-24568	10-24584	10-24585		10-24566	10-24557	10-24586	10-24559	10-24560	10-24570	10-24592

$125	$873	$21,437	$-	$-	$-	$3	$-	$-	$5	$-	$-
-	84	40	-	-	-	-	-	-	-	-	-
529	766	30,291	5,584	-	61	7	139	-	1	-	-
2,153	9,600	144,558	360	-	-	124	-	-	81	-	-
526	349	6,872	46	-	-	(10)	-	-	5	-	-
-	-	-	-	-	-	-	-	-	-	-	-
3,333	11,672	203,198	5,990	-	61	124	139	-	92	-	-

20,114	26,996	556,494	413	-	22,892	106	-	-	22	-	-
-	-	55,339	-	-	-	-	-	-	-	-	-
20,114	26,996	611,833	413	-	22,892	106	-	-	22	-	-
27,798	4,147	-	-	-	-	1,828	-	-	-	-	-
-	-	120,988	-	-	-	-	-	-	-	-	-
44	454	5,244	518	-	-	40	-	31	-	-	-

$51,289	$43,269	$941,263	$6,921	$-	$22,953	$2,098	$139	$31	$114	$-	$-

$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
338	5,129	37,041	6,951	-	-	112	-	(2)	6	(1)	-
-	-	-	-	-	-	-	-	-	-	-	-
297	529	33,700	311	-	-	2	-	-	-	-	-
46	314	5,321	-	-	-	64	-	-	6	-	50
113	540	7,022	43	-	-	1	-	-	11	-	-
794	6,512	83,084	7,305	-	-	179	-	(2)	23	(1)	50

-	-	(404)	-	-	-	-	-	-	-	-	-
(100,605)	92,729	1,513,201	(33,113)	(19)	20,029	2,344	(467)	326	545	120	(13,741)

(99,811)	99,241	1,595,881	(25,808)	(19)	20,029	2,523	(467)	324	568	119	(13,691)

9,077	23,517	359,929	12,002	-	-	43	40	5	26	-	-
(90,734)	122,758	1,955,810	(13,806)	(19)	20,029	2,566	(427)	329	594	119	(13,691)

-	-	-	-	-	-	-	-	-	-	-	-

-	-	-	-	-	-	-	-	-	-	-	-
685	-	-	-	-	-	-	-	-	-	-	52
-	-	-	-	-	-	-	-	-	-	-	-
141,338	(79,489)	(1,014,547)	20,727	19	2,924	(468)	566	(298)	(480)	(119)	13,639
-	-	-	-	-	-	-	-	-	-	-	-
142,023	(79,489)	(1,014,547)	20,727	19	2,924	(468)	566	(298)	(480)	(119)	13,691
$51,289	$43,269	$941,263	$6,921	$-	$22,953	$2,098	$139	$31	$114	$-	$-

Case No. 10-24549 (RDD) Jointly Administered

2008 B’Way	South Dakota	Bridge Stuart	Adbrett Corp	Bergen Street	Foreign	Total
	Great A&P Tea	Inc		Pathmark Inc	Non Debtor

10-24550	10-24597	10-24563	10-24552	10-24555

$-	$-	$-	$-	$-	$1,745	$312,131
-	-	-	-	-	-	1,731
-	-	-	-	-	-	161,982
-	-	-	-	-	-	406,279
-	-	-	-	-	-	35,451
-	-	-	-	-	-	12,915
-	-	-	-	-	1,745	930,489

476	-	-	-	-	-	1,040,903
-	-	-	-	-	-	60,296
476	-	-	-	-	-	1,101,199
-	-	-	-	-	-	110,412
-	-	-	-	-	-	120,988
-	-	-	-	-	-	142,313

$476	$-	$-	$-	$-	$1,745	$2,405,401

$-	$-	$-	$-	$-	$-	$350,000
-	-	-	-	-	49	112,300
-	-	-	-	-	-	20,897
-	-	-	-	-	-	105,111
-	-	(3)	-	(2)	-	32,309
-	-	-	-	-	(94,102)	75,427
-	-	(3)	-	(2)	(94,053)	696,044

-	-	-	-	-	2,659	75,539
(1,209)	(673,883)	232	(1,821)	782	(2,963)	-

(1,209)	(673,883)	229	(1,821)	780	(94,357)	771,583

-	-	-	-	-	-	2,789,412
(1,209)	(673,883)	229	(1,821)	780	(94,357)	3,560,995

-	-	-	-	-	-	145,293

-	-	-	-	-	-	53,852
454	329,010	-	-	-	36,037	509,631
-	-	-	-	-	-	(76,545)
1,231	344,873	(229)	1,821	(780)	45,367	(1,787,825)
-	-	-	-	-	14,698	-
1,685	673,883	(229)	1,821	(780)	96,102	(1,300,887)
$476	$-	$-	$-	$-	$1,745	$2,405,401

Case No. 10-24549 (RDD) Jointly Administered